UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2017 (April 25, 2017)

Cumberland Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(615) 255-0068
Not Applicable
____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 25, 2017, the annual meeting of shareholders of Cumberland Pharmaceuticals Inc. (the "Company") was held in Nashville, Tennessee. The following matters were voted upon and approved by the Company's shareholders:
(1) the election of four (4) Class I Directors to the Board of Directors;
(2) the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017;
(3) the advisory vote on executive compensation;
(4) the advisory vote regarding the frequency of future advisory votes on executive compensation; and
(5) the approval of extensions of the Amended and Restated 2007 Long-Term and Directors' Incentive Compensation Plan through April 18, 2020.
The voting results were as follows:

	For	Against	Withheld	Abstentions	Broker Non-Votes	% of Votes in Favor
Joey A. Jacobs	11,018,336	—	403,033	—	3,028,903	96.5%
Kenneth J. Krogulski	11,399,519	—	21,850	—	3,028,903	99.8%
Caroline R.Young	11,395,811	—	25,558	—	3,028,903	99.8%
Jonathan I. Griggs	11,080,664	—	340,705	—	3,028,903	97.0%
Appointment of BDO USA, LLP as the Company's independent registered public accounting firm	14,423,132	26,200	—	—	940	99.8%
Advisory vote on executive compensation	10,010,030	1,410,248	1,091	—	3,028,903	87.6%
Directors' and Long Term Incentive Plan extensions	8,216,697	3,202,489	2,183	—	3,028,903	71.9%

	Every Three Years	Every Other Year	Every Year	Abstentions	Broker Non-Votes	% of Votes in Favor
Advisory vote on the frequency of future executive compensation votes	9,188,127	11,675	2,217,076	4,491	3,028,903	80.4%

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

April 28, 2017	By: Michael Bonner

Name: Michael Bonner
Title: Chief Financial Officer